Exhibit 99.1

Anaren Reports 4th Quarter and Year End Results

          SYRACUSE, N.Y., Aug. 3 /PRNewswire-FirstCall/ -- Anaren, Inc.
(Nasdaq: ANEN) today reported record net sales for the fourth quarter ended June 30, 2006 of $29.1 million, up 21% from the fourth quarter of fiscal year 2005.

          Net income for the fourth quarter was $3.7 million, or $0.20 per diluted share including $0.8 million, or $0.04 per diluted share in equity based compensation expense.  This compares to net income of $2.6 million, or $0.14 per diluted share for the fourth quarter of fiscal 2005.  Excluding equity based compensation expense, net income for the fourth quarter was $4.4 million, or $0.24 per diluted share, an increase of 68% from the fourth quarter of last year.

          The effective tax rate for the fourth quarter of fiscal 2006 was 18.3%, compared to 15.2% for the fourth quarter of fiscal 2005.

          Operating income for the fourth quarter of fiscal 2006 was $3.8 million, or 12.9% of net sales, including $0.8 million in equity based compensation expense.  This compares to operating income of $2.6 million, or 10.6% of net sales, for the fourth quarter of fiscal 2005.  Excluding equity based compensation expense, operating income for the fourth quarter was $4.5 million, or 15.5% of net sales, an increase of 77% from the fourth quarter of last year.

          Lawrence A. Sala, Anaren’s President and CEO said, “The growth in net sales for the quarter was driven by both the Wireless and Space & Defense business groups.  We continue to pursue numerous new Space & Defense opportunities and net sales for the group grew 28% for the fiscal year.  In our Wireless business, demand for the quarter increased across all product lines.”  Mr. Sala added, “We are pleased with our organic growth opportunities, and we are confident that the recently announced expansion of our Syracuse, NY and Suzhou, China facilities will support our business growth.”

          For the fiscal year ended June 30, 2006, net sales were a record $105.5 million, up 11.6% from $94.5 million for fiscal 2005.  Operating income for the year was $12.1 million, or 11.5% of net sales, including $3.3 million, or 3.1% of net sales, in equity based compensation expense.  Operating income before equity based compensation expense for fiscal 2006 was 14.6% of net sales.  Income from continuing operations for fiscal 2006 was $11.3 million, or $0.64 per diluted share, including $3.0 million, or $0.17 per diluted share in equity based compensation expense, net of tax.  This compares to income from continuing operations for fiscal 2005 of $7.4 million, or $0.37 per diluted share.

          Net income for the fiscal year ended June 30, 2006 was $12.2 million, or $0.69 per diluted share, including income from discontinued operations of $0.8 million, or $0.05 per diluted share, compared to net income of $7.4 million, or $0.37 per diluted share for fiscal 2005.

          Balance Sheet

          Cash, cash equivalents and marketable debt securities at June 30, 2006 were $88.6 million.  During the quarter, the Company generated $5.8 million in cash from operations, bringing the total for fiscal 2006 to $16.6 million.  The Company expended $3.2 million on capital additions during the quarter.

          Wireless Group

          Wireless Group net sales for the quarter were $18.8 million, up 16% from the fourth quarter of fiscal 2005.  The increase in net sales from the fourth quarter of last year was driven by increased demand across all wireless product lines.  Sales of consumer component products were $1.1 million for the quarter, up 113% from the fourth quarter of fiscal 2005, driven by continued robust demand for satellite television applications.

          Wireless Group research and development spending remains focused on consumer and ferrite component development activity.  In addition, progress continued during the quarter establishing volume ferrite based custom product manufacturing and test capability in our Suzhou, China operation.

          Customers that were 10% of Wireless Group net sales or greater for the quarter included Motorola, Inc., Nokia Corp. and Richardson Electronics Ltd.

          Space & Defense Group

          Space & Defense Group net sales for the quarter were $10.3 million, up 31% from the fourth quarter of fiscal 2005.  New orders for the quarter totaled $11.4 million and included contracts for Passive Ranging Subsystems and radar antenna subassemblies.  For the fiscal year, net sales were a record $38.7 million, up 28% from fiscal 2005.  New orders for the year were $39.2 million resulting in Space & Defense backlog at June 30, 2006 of $47.8 million.

          Outlook

          We expect continued market demand volatility for wireless infrastructure products, a seasonally driven increase in demand for the consumer component product line and consistency from the backlog-driven Space & Defense segment.  As a result, we expect net sales to be in the range of $27.5 - $29.5 million for the first quarter of fiscal 2007.  With an anticipated tax rate of approximately 24% and an expected equity based compensation expense of approximately $0.04 per diluted share, we expect net earnings per diluted share to be in the range of $0.16 - $0.20 for the first quarter.

          Forward-Looking Statements

          The statements contained in this news release which are not historical information are “forward-looking statements.”  These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed.  The risks and uncertainties described below are not the only risks and uncertainties facing our Company.  Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations.  If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment.  Such known factors include, but are not limited to: the Company’s ability to timely ramp up to meet some of our customers’ increased demands; unanticipated delays and/or difficulties associated with ramping up the Company’s Suzhou China facility to meet existing and anticipated demand for Wireless products; unanticipated delays in successfully completing customer orders within contractually required timeframes; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; order cancellations or extended postponements; the risks associated with any technological shifts away from the Company’s technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the Company’s products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues.  You are encouraged to review Anaren’s 2005 Annual Report, Anaren’s Form 10-K for the fiscal year ended June 30, 2005 and Anaren’s Form 10-Q for the three months ended March 31, 2006 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren’s business and their potential impact on Anaren’s revenue, earnings and stock price.  Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

          Conference Call

          Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) and ccbn.com at http://www.streetevents.com on Thursday, August 3, 2006 at 5:00 p.m. EDT.  A replay of the conference call will be available at 8:00 p.m. (EDT) beginning August 3, 2006 through midnight August 7, 2006.  To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and international at 1-719-457-0820.  The access code is 3954920.  If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-800-967-7184 and International is 1-719-457-2633.

          Company Background

          Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets.  For more information on Anaren’s products, visit our Web site at http://www.anaren.com.

Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended

	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Net Sales	$29,129,782	$24,120,268	$105,464,236	$94,461,065
Cost of sales	18,788,050	16,054,707	67,188,568	64,590,866
Gross profit	10,341,732	8,065,561	38,275,668	29,870,199
	35.5%	33.4%	36.3%	31.6%
Operating expenses:
Marketing	1,745,913	1,707,082	7,036,240	6,857,974
Research and development	2,256,418	1,620,284	8,747,463	6,287,514
General and administrative	2,573,686	2,184,577	10,345,398	8,685,332
Restructuring	—	—	—	458,335
Total operating expenses	6,576,017	5,511,943	26,129,101	22,289,155
Operating income	3,765,715	2,553,618	12,146,567	7,581,044
	12.9%	10.6%	11.5%	8.0%
Other income (expense):
Other, primarily interest income	708,176	507,977	2,452,914	1,598,914
Interest expense	(6,774)	(7,637)	(25,203)	(29,422)
Total other income (expense), net	701,402	500,340	2,427,711	1,569,492
Income from continuing operations before income taxes	4,467,117	3,053,958	14,574,278	9,150,536
Income taxes	816,000	464,000	3,225,000	1,738,000
Income from continuing operations	3,651,117	2,589,958	11,349,278	7,412,536
	12.5%	10.7%	10.8%	7.8%
Discontinued operations:
Income from discontinued operations	—	—	817,177	—
Income tax benefit	—	—	—	—
Net income from discontinued operations	—	—	817,177	—
Net income	$3,651,117	$2,589,958	$12,166,455	$7,412,536
	12.5%	10.7%	11.5%	7.8%
Basic earnings per share:
Income from continuing operations	$0.21	$0.14	$0.66	$0.38
Income from discontinued operations	0.00	0.00	0.05	0.00
Net income	$0.21	$0.14	$0.71	$0.38
Diluted earnings per share:
Income from continuing operations	$0.20	$0.14	$0.64	$0.37
Income from discontinued operations	0.00	0.00	0.05	0.00
Net income	$0.20	$0.14	$0.69	$0.37
Shares used in computing net earnings Per share:
Basic	17,253,753	18,315,130	17,156,720	19,346,491
Diluted	17,859,192	18,669,847	17,682,231	19,831,710

Anaren, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)

	June 30, 2006	June 30, 2005	Mar. 31, 2006

Assets:
Cash, cash equivalents and short-term investments	$82,492,947	$58,408,721	$75,464,470
Accounts receivable, net	16,362,011	14,780,146	15,611,714
Other receivables	1,176,009	1,144,680	958,174
Inventories	22,132,680	19,403,348	22,127,577
Other current assets	2,312,471	1,771,658	1,894,413
Total current assets	124,476,118	95,508,553	116,056,348
Net property, plant and equipment	27,635,161	24,983,653	25,689,775
Securities available for sale	—	3,500,000	—
Securities held to maturity	6,131,425	20,100,547	5,502,468
Goodwill	30,715,861	30,715,861	30,715,861
Other assets	373,273	673,241	423,588
Total assets	$189,331,838	$175,481,855	$178,388,040
Liabilities and stockholders’ equity
Liabilities:
Accounts payable	$6,798,793	$6,077,313	$5,167,651
Accrued expenses	3,254,816	2,331,885	2,475,492
Customer advance payments	483,722	—	483,722
Other liabilities	1,446,011	2,545,847	1,906,643
Total current liabilities	11,983,342	10,955,045	10,033,508
Other non-current liabilities	4,897,687	5,448,247	6,500,242
Total liabilities	16,881,029	16,403,292	16,533,750
Stockholders’ equity:
Retained earnings	70,826,262	58,659,807	67,175,145
Common stock and additional paid-in capital	182,049,235	171,346,105	176,098,404
Accumulated comprehensive loss	(441,397)	(747,539)	(1,435,968)
Less: cost of treasury stock	(79,983,291)	(70,179,810)	(79,983,291)
Total stockholders’ equity	172,450,809	159,078,563	161,854,290
Total liabilities and stockholders’ equity	$189,331,838	$175,481,855	$178,388,040

Anaren, Inc. and Subsidiaries
Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended

	GAAP Results June 30, 2006	SFAS 123R EXP June 30, 2006	W/O SFAS 123R June 30, 2006

Net sales	$29,129,782	$—	$29,129,782
Cost of sales	18,788,050	137,627	18,650,423
Gross profit	10,341,732	137,627	10,479,359
	35.5%	36.0%
Operating expenses:
Marketing	1,745,913	69,274	1,676,639
Research and development	2,256,418	108,785	2,147,633
General and administrative	2,573,686	448,000	2,125,686
Restructuring	—	—	—
Total operating expenses	6,576,017	626,059	5,949,958
Operating income	3,765,715	763,686	4,529,401
	12.9%	15.5%
Other income (expense):
Other, primarily interest income	708,176	—	708,176
Interest expense	(6,774)	—	(6,774)
Total other income	701,402	—	701,402
Income from continuing operations before income tax	4,467,117	763,686	5,230,803
Income taxes	816,000	(56,000)	872,000
Income from continuing operations	$3,651,117	$707,686	$4,358,803
	12.5%	15.0%
Discontinued operations
Income from discontinued operations	—	—	—
Income tax benefit	—	—	—
Net income from discontinued operations	—	—	—
Net income	$3,651,117	$707,686	$4,358,803
	12.5%	15.0%
Basic earnings per share
Income from continuing operations	$0.21	$0.04	$0.25
Income from discontinued operations	$0.00	$—	$0.00
Net income	$0.21	$0.04	$0.25
Diluted earnings per share
Income from continuing operations	$0.20	$0.04	$0.24
Income from discontinued operations	$0.00	$—	$0.00
Net income	$0.20	$0.04	$0.24
Shares used in computing net income per share:
Basic	17,253,753	17,253,753	17,253,753
Diluted	17,859,192	17,859,192	17,859,192

Anaren, Inc. and Subsidiaries
Consolidated Condensed Statements of Income
(Unaudited)

	Twelve Months Ended

	GAAP Results June 30, 2006	SFAS 123R EXP June 30, 2006	W/O SFAS 123R June 30, 2006

Net sales	$105,464,236	$—	$105,464,236
Cost of sales	67,188,568	875,258	66,313,310
Gross profit	38,275,668	875,258	39,150,926
	36.3%		37.1%
Operating expenses:
Marketing	7,036,240	274,631	6,761,609
Research and development	8,747,463	346,167	8,401,296
General and administrative	10,345,398	1,771,221	8,574,177
Total operating expenses	26,129,101	2,392,019	23,737,082
Operating income	12,146,567	3,267,277	15,413,844
	11.5%		14.6%
Other income (expense):
Other, primarily interest income	2,452,914	—	2,452,914
Interest expense	(25,203)	—	(25,203)
Total other income, net	2,427,711	—	2,427,711
Income from continuing operations before income tax	14,574,278	3,267,277	17,841,555
Income taxes	3,225,000	(227,000)	3,452,000
Income from continuing operations	$11,349,278	$3,040,277	$14,389,555
	10.8%		13.6%
Discontinued operations
Income from discontinued operations	817,177	—	817,177
Net income	$12,166,455	$3,040,277	$15,206,732
	11.5%		14.4%
Basic earnings per share
Income from continuing operations	$0.66	$0.18	$0.84
Income (loss) from discontinued operations	$0.05	$—	$0.05
Net income	$0.71	$0.18	$0.89
Diluted earnings per share
Income from continuing operations	$0.64	$0.17	$0.81
Income (loss) from discontinued operations	$0.05	$—	$0.05
Net income	$0.69	$0.17	$0.86
Shares used in computing net income per share:
Basic	17,156,720	17,156,720	17,156,720
Diluted	17,682,231	17,682,231	17,682,231

Anaren, Inc. and Subsidiaries
Consolidated Condensed Statements of Cash Flows
(Unaudited)

	Fiscal Year Ended June 30, 2006	Three Months Ended June 30, 2006

Cash flows from operating activities:
Net income	$12,166,455	$3,651,117
Net income gain/(loss) from discontinued operations	817,177	—
Net income from continuing operations	11,349,278	3,651,117
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of plant and equipment	4,875,335	1,281,709
Loss on sale of equipment	15,875	—
Amortization of intangibles	332,870	83,217
Provision for doubtful accounts	(40,948)	(28,335)
Deferred income taxes	121,873	(125,532)
Equity based compensation	3,474,761	884,270
Receivables	(1,540,917)	(721,962)
Inventories	(2,729,332)	(5,103)
Accounts payable	755,007	1,631,142
Other assets and liabilities	113,365	(888,527)
Net cash provided by continuing operations	16,727,167	5,761,996
Net cash used for discontinued operations	(97,241)	—
Net cash provided by operating activities	16,629,926	5,761,996
Cash flows from investing activities:
Capital expenditures	(7,543,718)	(3,227,095)
Proceeds from sale of equipment	1,000	—
Net maturities (purchases) of marketable debt and equity securities	3,217,269	313,485
Net cash (used in) provided by investing activities	(4,325,449)	(2,913,610)
Cash flows from financing activities:
Stock options exercised	5,549,220	3,765,729
Tax benefit from exercise of stock options	1,679,149	1,300,831
Purchase of treasury stock	(9,803,481)	—
Net cash (used in) provided by financing activities	(2,575,112)	5,066,560
Effect of exchange rates	103,008	55,973
Net increase (decrease) in cash and cash equivalents	9,832,373	7,970,919
Cash and cash equivalents at beginning of period	5,900,841	7,762,295
Cash and cash equivalents at end of period	$15,733,214	$15,733,214

SOURCE  Anaren, Inc.
          -0-                                        08/03/2006
          /CONTACT:     Joseph E. Porcello, VP of Finance of Anaren, Inc., +1-315-432-8909/
          /First Call Analyst: /
          /FCMN Contact: asavage@anaren.com /
          /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO
                              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.anaren.com /